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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2021

ERIE INDEMNITY COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place,	Erie,	Pennsylvania	16530
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	814	870-2000

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class A common stock,	stated value $0.0292 per share	ERIE	NASDAQ Stock Market, LLC
(Title of each class)		(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2021, Erie Indemnity Company (the “Company”) entered into an Agreement for Purchase and Sale of Real Estate (the "Purchase Agreement") with Erie Insurance Exchange (the “Seller”), a reciprocal insurance exchange. The Company is the attorney-in-fact for the Seller. The Purchase Agreement provides that the Company will purchase from the Seller certain real property including office buildings, parking facilities and vacant land located at and in the vicinity of the Company’s Home Office campus in Erie, Pennsylvania (the "Property"). The purchase price of the Property is $97,500,000 and will be paid in cash at the closing which is expected to occur on December 31, 2021.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Vice President

On December 9, 2021, the Company issued a press release (the “Press Release”) announcing that Brian W. Bolash, 56, has been appointed an Executive Vice President of the Company. Since joining the Company in 2000, Mr. Bolash has held several leadership positions and currently serves as Senior Vice President, Secretary and General Counsel. The appointment becomes effective January 1, 2022 and Mr. Bolash will continue to serve as the Company's General Counsel and Corporate Secretary.

There is no family relationship between Mr. Bolash and any other executive officer or member of the board of directors of the Company, and there are no related party transactions with regard to Mr. Bolash that are reportable under Item 404(a) of Regulation S-K. Mr. Bolash is not a party to any plan, contract, or arrangement in connection with his appointment as an Executive Vice President of the Company.

See the Press Release attached as Exhibit 99.1.

Item 8.01 Other Events.

a) The Press Release also reported that, on December 7, 2021, the Company's Board of Directors set the management fee rate charged by the Company to Erie Insurance Exchange and approved an increase in shareholder dividends. See the Press Release attached as Exhibit 99.1.

b) On December 7, 2021, the Board of Directors of the Company also approved the following regular quarterly dividend on shares of Erie Indemnity Company Class A common stock.

Dividend Number: 366
Class A Rate Per Share: $1.11
Declaration Date: December 7, 2021
Ex-Dividend Date: January 4, 2022
Record Date: January 5, 2022
Payable Date: January 20, 2022

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Agreement for Purchase and Sale of Real Estate made as of December 7, 2021 between Erie Insurance Exchange and Erie Indemnity Company
Exhibit 99.1 Press Release dated December 9, 2021
Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Exhibit Index

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Real Estate made as of December 7, 2021 between Erie Insurance Exchange and Erie Indemnity Company
99.1	Press Release dated December 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

December 9, 2021	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: SVP, Secretary & General Counsel